Exhibit 99.1

March 19, 2019	Contact: Jennifer Armbruster Communications Director, RE/MAX, LLC (720) 289-3663 | jarmbruster@remax.com

RE/MAX HOLDINGS PROVIDES NEW TOOLS, ENHANCED TRAINING, AND FINANCIAL
SUPPORT TO ASSIST ITS AFFILIATES AMID COVID-19 OUTBREAK

Provides Update on First Quarter and Full-Year 2020 Guidance

DENVER -- RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX) today announced several initiatives to help RE/MAX affiliates navigate their businesses through the ongoing challenges of the global coronavirus (COVID-19) pandemic. The initiatives the Company is offering include financial support (for example, the deferral of certain fees), productivity tools at a full or partial discount, along with enhanced training and other tools to be rolled out to help affiliates optimize their business for the current environment. RE/MAX Holdings also provided an update on its previously issued guidance for the first quarter and full year of 2020.

“Our priority continues to be the health and safety of our agents, franchisees, employees, home buyers and sellers and the communities in which they live,” said Adam Contos, RE/MAX Holdings CEO. “While circumstances related to COVID-19 vary by location and are evolving quickly, we remain committed to providing best-in-class solutions to assist our affiliates at a time when they need to pivot and adjust quickly to the challenging environment. We are actively monitoring the situation and evaluating the best way to support our affiliates and their businesses during this time.”

RE/MAX Holdings encourages its networks to support government and health agency guidelines to help stem the spread of COVID-19. We have advised our networks to adhere to conditions set forth in their communities, including – for RE/MAX affiliates – considering not holding open houses for the time being.

The magnitude and duration of the impact from COVID-19, especially on consumer behaviors, are unknown and therefore cannot be reasonably estimated. Given the constantly changing environment and uncertainty stemming from this global health crisis, RE/MAX Holdings is withdrawing the first quarter and full-year 2020 guidance that it provided on February 20, 2020.

The Company’s 100% franchised business model, primarily recurring revenue streams from dues and fees and strong balance sheet provide financial flexibility to navigate challenging conditions. The Company will continue to manage its expenses and capital expenditure programs judiciously.

Continued Contos, “We have over 45 years of experience operating through many business cycles driven by the strength and geographic breadth of our professional and entrepreneurial networks. Now is the time help our brokers and agents so they can continue helping their communities, and we will do that through kindness, caring and empathy until this storm too has passed.”

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About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 130,000 agents across over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: the impact of the global coronavirus (COVID-19) pandemic; initiatives that the Company is offering to its franchisees and the effectiveness of those initiatives; the ability of RE/MAX and Motto franchisees to adjust to the changing business environment; the Company’s ability to successfully operate through different business cycles; the Company’s business model, revenue streams, cost structure, balance sheet, and financial flexibility; and the Company’s management of expenses and capital expenditures. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important risks and uncertainties that could cause actual results to differ materially from the Company’s expectations include, among others, risks related to (1) the duration and severity of COVID-19 and its impact on the Company’s agents, loan originators, franchises and employees, as well as home buyers and sellers more generally, (2) the impact on the Company’s business of rapidly changing events relating to COVID-19, including the effects of shelter-in-place orders and similar government orders aimed at containing the spread of the COVID-19 virus such as restrictions on public gatherings, quarantines of people who may have been exposed to the virus and travel restrictions, (3) the impact on the Company’s business of its initiatives to assist franchisees during the COVID-19 pandemic, including fee deferrals to its franchisees in Company-owned regions in the United States and Canada, (4) the impact of COVID-19 and requirements to work remotely on the ability of the Company’s management team to successfully implement the Company’s business plans, and (5) the impact of COVID-19 on the U.S. and global economies and financial markets, all of which could significantly harm the Company’s business, liquidity, results of operations and financial condition.   Other important risks and uncertainties include, without limitation, (i) changes in the real estate market or interest rates and availability of financing, (ii) changes in business and economic activity in general, (iii) the Company’s ability to attract and retain quality franchisees, (iv) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (v) changes in laws and regulations, (vi) the Company’s ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (vii) the Company’s ability to implement its technology initiatives, (viii) fluctuations in foreign currency exchange rates, and those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.